Exhibit 5.1
LEGAL OPINION OF HOLLAND & KNIGHT LLP
701 Brickell Avenue, Suite 3000 | Miami, FL 33131 | T 305.374.8500 | F 305.789.7799
Holland & Knight LLP | www.hklaw.com
February 10, 2011
OPKO Health, Inc.
4400 Biscayne Blvd.
Miami, Florida 33137
Re: OPKO Health, Inc. Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as counsel to OPKO Health, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-3 to be filed on the date hereof by the Company (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the issuance and sale by the Company from time to time, pursuant to Rule 415 of the rules and regulations promulgated under the Act, of an unspecified amount of securities of the Company, consisting of shares of common stock of the Company, $0.01 par value per share (the “Common Stock” or the “Offered Securities”). The proposed maximum aggregate public offering price of the Offered Securities to be sold by the Company is $250,000,000, on terms to be determined at the time of the offering thereof.
     This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.
     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:
     i. the Registration Statement; and
     ii. certain resolutions adopted by the board of directors of the Company (the “Board of Directors”) relating to the registration of the Offered Securities and related matters.
     We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, and such agreements and certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, as we have deemed necessary or appropriate as a basis for the opinions set forth below.
     As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.
     The opinions expressed below are limited to the General Corporation Law of the State of Delaware, including all Delaware statutes, all Delaware court decisions and all provisions of the Delaware constitution that affect the interpretation of the General Corporation Law, and the federal laws of the United States (the “Applicable Law”). Therefore, we express no opinion concerning matters governed by the laws of any other jurisdictions or the effects of such laws upon the transactions of the type covered by the Registration Statement. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including

OPKO Health, Inc.
February 10, 2011

the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.
     Based upon and in reliance on the documents and representations referred to above and subject to the foregoing, we are of the opinion that:
     1. With respect to any series of Common Stock to be offered by the Company pursuant to the Registration Statement (the “Offered Common Stock”), when: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement with respect to the Offered Common Stock has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Common Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action (including obtaining stockholder approval, if necessary) to approve the issuance and terms of the Offered Common Stock and related matters; (v) the Offered Common Stock has been issued and delivered so as not to violate any Applicable Law, the Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), the Amended and Restated Bylaws (the “Bylaws”), or result in a default under or breach of any agreement or instrument binding upon the Company; and (vi) the certificates of the Offered Common Stock (if required) have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment in full therefor, then the Offered Common Stock, when issued and sold as contemplated in the Registration Statement and the appropriate prospectus supplement and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, will have been duly authorized and validly issued and will be fully paid and non-assessable.
     In rendering the opinions set forth above, we have assumed that:
     i. the consideration paid for any Offered Common Stock will comply with Section 153(a) or (b) of the Delaware General Corporate Law or any successor provision; and
     ii. after the issuance of the Offered Common Stock, the total number of issued shares of Common Stock, together with the total number of shares of Common Stock reserved for issuance upon the exercise, exchange or conversion, as the case may be, of any exercisable, exchangeable or convertible security, as the case may be, then outstanding, will not exceed the total number of authorized shares of Common Stock under the Company’s Certificate of Incorporation.
     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in Applicable Law.
Very truly yours,
/s/ Holland & Knight LLP

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